Exhibit 4.27

LOAN AGREEMENT ُⅮਸ਼ Date: December 15, 2025 ㆮ㖢ᰕᵏ ˖ 2025 ᒤ 12 ᴸ 15 ᰕ Lender: Baiya International Group Inc. 䍧ⅮӪ ˖ Baiya International Group Inc. Borrower: Xinyi International Group Ltd. ُⅮӪ ˖ Xinyi International Group Ltd. 1. LOAN AMOUNT. 2. ُⅮ䠁仍 Ǆ The Lender agrees to lend to the Borrower, and the Borrower agrees to borrow from the Lender, the principal amount of EIGHT MILLION FOUR HUNDRED NINETY - SIX THOUSAND TWENTY - TWO UNITED STATES DOLLARS (USD 8,496,022.00), equivalent to RENMINBI SIXTY - ONE MILLION TWO THOUSAND FIFTEEN AND SEVENTY - NINE CENTS (RMB 61,002,015.79) (the "Loan"). 䍧ⅮӪ਼᜿ੁُⅮӪُࠪ ˈ фُⅮӪ਼᜿ੁ䍧ⅮӪُޕᵜ䠁 ᥼֠㚶᤮⧆з䱶 ԏ䴦䍠᤮䍠㖾ݳᮤ ˄ US D 8 , 496 , 022 . 00 ˅ ˈ ㅹ٬Ӫ≁ᐱ䱶ԏ༩֠з䴦䍠ԏ䴦༩ ᤮ԽݳḂ䀂⧆࠶ ˄ RMB 61 , 002 , 015 . 79 ˅ ˄ ԕлㆰ〠 “ ُⅮ ” ˅ Ǆ 2. USE OF LOAN. 2. ُⅮ⭘䙄 Ǆ The Borrower shall use the Loan solely for general corporate purposes. ُⅮӪᓄሶُⅮӵ⭘Ҿа㡜ޜਨ⭘䙄 Ǆ 3. DISBURSEMENT DATE. 3. ᭮Ⅾᰕᵏ Ǆ The Lender shall disburse the Loan amount to the Borrower on December 15, 2025 . 䍧ⅮӪᓄҾ 2025 ᒤ 12 ᴸ 15 ᰕ ሶُⅮ䠁仍᭟Ԉ㔉ُⅮӪ Ǆ

4. REPAYMENT DATE. 4. 䘈Ⅾᰕᵏ Ǆ The Borrower shall repay the entire outstanding principal amount of USD 8,496,022.00 on December 16, 2026 (the "Repayment Date"). ُⅮӪᓄҾ 2026 ᒤ 12 ᴸ 16 ᰕ ˄ ԕлㆰ〠 “ 䘈Ⅾᰕ ” ˅ گ䘈ޘ䜘ᵚگ䘈ⲴُⅮᵜ 䠁 8,496,022.00 㖾ݳ Ǆ 5. INTEREST RATE. 5. ࡙⦷ Ǆ The Loan shall bear no interest . The Borrower is not required to pay any interest to the Lender in connection with the Loan. 䈕ُⅮ ᰐ࡙᚟ Ǆ ُⅮӪᰐ䴰ቡᵜُⅮੁ䍧ⅮӪ᭟Ԉԫօ࡙᚟ Ǆ 6. PREPAYMENT. 6. ᨀࡽ䘈Ⅾ Ǆ The Borrower may prepay all or any portion of the Loan at any time without penalty. ُⅮӪਟ䲿ᰦᨀࡽگ䘈ޘ䜘ᡆ䜘࠶ُⅮ ˈ ᰐ䴰᭟Ԉԫօ㖊䠁 Ǆ 7. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. 7. ُⅮӪⲴ䱸䘠о؍䇱 Ǆ The Borrower represents and warrants to the Lender as follows: ُⅮӪੁ䍧ⅮӪ䱸䘠ᒦ؍䇱ྲл ˖ (a) The Borrower is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation. (a) ُⅮӪ׍ᦞަ䇮・ൠ⌅ᖻਸ⌅㓴ᔪ ǃ ᴹ᭸ᆈ㔝фؑ䂹㢟ྭ Ǆ (b) The execution and performance of this Agreement have been duly authorized by all necessary corporate action. (b) ᵜਸ਼Ⲵㆮ㖢оን㹼ᐢ㧧ᗇᡰᴹᗵ㾱Ⲵޜਨ㹼Ѫᦸᵳ Ǆ

(c) The Borrower is not in default under any material agreement to which it is a party. (c) ُⅮӪᵚ൘ަ֌ѪаᯩⲴԫօ䟽བྷॿ䇞лᶴᡀ䘍㓖 Ǆ 8. REPRESENTATIONS AND WARRANTIES OF THE LENDER. 8. 䍧ⅮӪⲴ䱸䘠о؍䇱 Ǆ The Lender represents and warrants to the Borrower that it has sufficient funds to disburse the Loan. 䍧ⅮӪੁُⅮӪ䱸䘠ᒦ؍䇱ަᴹ䏣ཏ䍴䠁᭟Ԉ䈕ㅄُⅮ Ǆ 9. COVENANTS OF THE BORROWER. 9. ُⅮӪⲴ᢯䈪 Ǆ During the term of this Agreement, the Borrower shall not use the Loan for any illegal purpose or in violation of applicable laws. ൘ᵜਸ਼ᵏ䲀޵ ˈ ُⅮӪнᗇሶُⅮ⭘Ҿԫօ䶎⌅ⴞⲴᡆ䘍৽䘲⭘⌅ᖻⲴ㹼 Ѫ Ǆ 10. EVENTS OF DEFAULT. 10. 䘍㓖һԦ Ǆ The occurrence of any of the following shall constitute an Event of Default: ਁ⭏ԕлԫօһԦ൷ᶴᡀ䘍㓖һԦ ˖ (a) The Borrower fails to pay any amount due under this Agreement within five (5) business days after the due date. (a) ُⅮӪᵚ㜭൘ࡠᵏᰕਾӄ ˄ 5 ˅ њᐕ֌ᰕ޵᭟Ԉᵜਸ਼亩лԫօࡠᵏⅮ亩 Ǆ (b) The Borrower files a voluntary petition in bankruptcy or becomes subject to an involuntary bankruptcy proceeding that is not dismissed within sixty (60) days. (b) ُⅮӪ㠚ᝯ⭣䈧⹤ӗ ˈ ᡆᡀѪ䶎㠚ᝯ⹤ӗ〻ᒿⲴሩ䊑ф䈕〻ᒿ൘ޝॱ ˄ 60 ˅ ཙ޵ᵚ㻛傣എ Ǆ

11. REMEDIES UPON DEFAULT. 11. 䘍㓖ᮁ⍾ Ǆ Upon the occurrence of an Event of Default, the Lender may declare the entire outstanding principal immediately due and payable. аᰖਁ⭏䘍㓖һԦ ˈ 䍧ⅮӪਟᇓᐳޘ䜘ᵚگ䘈ᵜ䠁・ণࡠᵏᓄԈ Ǆ 12. GOVERNING LAW. 12. ㇑䗆⌅ᖻ Ǆ This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles. ᵜਸ਼ᓄਇ㓭㓖ᐎ⌅ᖻ㇑䗆ᒦᦞަ䀓䟺 ˈ н䘲⭘ަߢケ⌅৏ࡉ Ǆ 13. DISPUTE RESOLUTION. 13. ҹ䇞䀓ߣ Ǆ Any dispute arising out of or relating to this Agreement shall be submitted to the exclusive jurisdiction of the state or federal courts located in New York County, New York. ഐᵜਸ਼ᕅ䎧ᡆоᵜਸ਼ᴹޣⲴԫօҹ䇞 ˈ ᓄᨀӔսҾ㓭㓖ᐎ㓭㓖৯Ⲵᐎ⌅䲒 ᡆ㚄䛖⌅䲒у኎㇑䗆 Ǆ 14. WAIVER OF JURY TRIAL. 14. ᭮ᔳ䲚ᇑഒᇑࡔ Ǆ Each party hereby waives its right to a trial by jury in any action or proceeding arising out of or relating to this Agreement. ৼᯩ⢩↔᭮ᔳ൘ᵜਸ਼ᕅ䎧ᡆ⴨ޣⲴԫօ䇹䇬ᡆ〻ᒿѝ䘋㹼䲚ᇑഒᇑࡔⲴᵳ ࡙ Ǆ 15. ENTIRE AGREEMENT. 15. ᆼᮤॿ䇞 Ǆ

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings. ᵜਸ਼ᶴᡀৼᯩቡᵜਸ਼ḷⲴ䗮ᡀⲴᆼᮤॿ䇞 ˈ ᒦਆԓᡰᴹݸࡽѻॿ䇞о䈵 䀓 Ǆ 16. AMENDMENTS. 16. ؞᭩ Ǆ No amendment or modification of this Agreement shall be effective unless in writing and signed by both parties. ሩᵜਸ਼Ⲵԫօ؞䇒ᡆ؞᭩ ˈ 䲔䶎䟷⭘Җ䶒ᖒᔿᒦ㓿ৼᯩㆮ㖢 ˈ ੖ࡉнਁ⭏᭸ ࣋ Ǆ 17. SEVERABILITY. 17. ਟ࠶ࢢᙗ Ǆ If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall continue in full force and effect. 㤕ᵜਸ਼ԫօᶑⅮ㻛䇔ᇊѪᰐ᭸ᡆнਟᢗ㹼 ˈ ަ։ᶑⅮӽᓄᆼޘᴹ᭸ Ǆ 18. NOTICES. 18. 䙊⸕ Ǆ All notices under this Agreement shall be in writing and sent to the addresses set forth below. ᵜਸ਼亩лᡰᴹ䙊⸕൷ᓄ䟷⭘Җ䶒ᖒᔿ ˈ ᒦਁ䘱㠣ԕлᡰࡇൠ൰ Ǆ 19. COUNTERPARTS. 19. ࢟ᵜ Ǆ This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

ᵜਸ਼ਟㆮ㖢аԭᡆཊԭ࢟ᵜ ˈ ⇿ԭ࢟ᵜ൷ᓄ㿶Ѫ↓ᵜ ˈ ᡰᴹ࢟ᵜޡ਼ᶴᡀ਼ аԭ᮷Җ Ǆ IN WITNESS WHEREOF , the parties have executed this Loan Agreement as of December 15, 2025. ީ䇱᰾ ˈ ৼᯩҾ 2025 ᒤ 12 ᴸ 15 ᰕㆮ㖢ᵜُⅮਸ਼ Ǆ Lender / 䍧ⅮӪ : Baiya International Group Inc. By: Name: Siyu Yang Title: Chief Executive Officer Borrower / ُⅮӪ : Xinyi International Group Ltd. By: Name: Shengrong Chen Title: Director